Exhibit 1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, in the Form 10-K of Webstar Technology Group Inc. of our report dated May 02, 2025, relating to the financial statements of Webstar Technology Group Inc., (which report expresses unqualified opinion and includes explanatory paragraphs relating to going concern uncertainty as discussed in notes to accounts) as of December 31, 2024.

Pipara & Co LLP

Delhi, India
May 02, 2025

Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	New York Office: 1270, Ave of Americas, Rockefeller Center, FL7, New York – 10020, USA +1 (646) 387 - 2034	Delhi Office: Green Park Desq Work, Gate No. 1, 49/1 Yusuf Sarai, Nr. Green Park Metro station, Delhi - 110016	Dubai Office: 1011, B-Block, Mazaya Centre, Sheikh Zayed Rd - Al Wasl - Dubai - UAE	Singapore Office: 3 Shenton Way, Shenton House, # 08 – 09A, Singapore - 068805

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